UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: May 23, 2003
                                          ------------
                        (Date of earliest event reported)


                             ASA INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)



Delaware                                  0-14741                02-0398205
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(State or other jurisdiction            (Commission            (IRS Employer
of incorporation)                       File Number)         Identification No.)


10 Speen Street, Framingham, Massachusetts                         01701
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:  (508) 626-2727
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Item 5.        Other Events.

               Pursuant to a Stock Purchase Agreement, dated as of May 23, 2003 (the "Agreement"), by and among ASA, Summit Investors III, L.P. and Summit Ventures IV, L.P. (the "Selling Stockholders"), ASA purchased an aggregate of 225,625 shares of Common Stock of Omtool Ltd., a Delaware corporation ("Omtool"), from the Selling Stockholders. The aggregate purchase price of the 225,625 shares of Common Stock was $676,875.

               The Agreement provides that if within twelve (12) months of the date thereof ASA or any subsidiary of ASA directly or indirectly acquires, enters into a letter of intent or definitive agreement or similar document to purchase, or otherwise agrees in writing to purchase (whether or not such transaction closes within such 12-month period), any shares of Common Stock of Omtool from Omtool or from a third party in a private or public transaction at a per share price (without giving effect to any stock split, stock dividend or other transaction affecting the Common Stock occurring after the date thereof) in excess of $3.00 per share (any such purchase or agreement, a "Purchase Event"), ASA shall pay to the Selling Stockholders as soon as reasonably possible, but not longer than within three (3) business days of the closing of the transaction contemplated by the Purchase Event by wire transfer of immediately available funds the "Additional Purchase Amount". For purposes of the Agreement, the Additional Purchase Amount paid to Selling Stockholders shall be the product obtained by multiplying (x) the difference obtained by subtracting $3.00 from the per share price paid by ASA in the Purchase Event (without giving effect to any stock split, dividend or other transaction affecting the Common Stock occurring after the date hereof), by (y) 50%, by (z) 225,625. The foregoing provisions shall not apply if at the time of such Purchase Event, the Common Stock is no longer registered pursuant to the Securities Exchange Act of 1934, as amended.

               As of the close of business on May 23, 2003, ASA beneficially owns approximately 13% of the shares of Common Stock of Omtool outstanding, based upon 1,746,113 shares of Common Stock outstanding, which is the total number of shares of Common Stock outstanding as of March 31, 2003 as reported in Omtool's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003. ASA currently holds its interest in Omtool for investment purposes.

Item 7.        Financial Statement and Exhibits.

         (c)   Exhibits.

         10.1 Stock Purchase Agreement, dated as of May 23, 2003 (the "Agreement"), by and among ASA, Summit Investors III, L.P. and Summit Ventures IV, L.P.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ASA INTERNATIONAL LTD.


Date:  June 3, 2003                       /s/ Terrence C. McCarthy
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                                          Terrence C. McCarthy, Vice President